UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MRC GLOBAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 19, 2024, MRC Global Inc. issued the following press release:

MRC Global Responds to Engine Capital and Affirms Board and Management’s Focus on Delivering Long-Term Value Creation

HOUSTON – March 19, 2024 – MRC Global Inc. (NYSE: MRC), the leading global distributor of pipe, valves, fittings and infrastructure products and services to diversified energy, industrial and gas utilities end-markets (“MRC Global” or the “Company”), today issued the following statement in response to the recent statement and nomination notice the Company has received from Engine Capital LP (“Engine”):

For the full-year 2023, MRC Global set several new records for profit margins, balance sheet strength and working capital efficiency. Notably, we generated significant operating cash for the year of $181 million, well above what we previously expected. We also set a company record for adjusted gross margins.

The fundamentals of our three business sectors and their long-term outlook remain strong, especially given the high demand for our products and services. We have seen a meaningful improvement in our backlog and our new orders over the early part of 2024, and we expect to return to growth in the coming quarters.

With the recent improvements in our cost structure and our working capital efficiencies, we expect to generate significant earnings and cash flow across the business cycle. We are targeting to generate approximately $200 million in operating cash flow in 2024. This, combined with the strength of our balance sheet – MRC Global has record low net debt as a public company – will provide us with a lot of flexibility to pursue a capital allocation strategy that is focused on the highest return opportunities, including investing in our growth drivers and distributing capital to our shareholders.

MRC Global’s Board of Directors is composed of diverse and highly qualified directors, bringing together unique and complementary skillsets to successfully oversee the Company’s strategic plan. Members of the Board bring decades of expertise at publicly traded companies, including across the industrial distribution and energy sectors, as well as corporate governance, finance and capital allocation, supply chain and international experience.

The Board has an active refreshment program and has appointed five new directors since 2021. On March 11, 2024, MRC Global appointed David Hager to the Board. Mr. Hager, previously Executive Chairman of Devon Energy Corporation where he led the execution of a strategy that drove impressive shareholder returns, brings a wealth of relevant industry experience and a sharp business acumen to the Company. Mr. Hager joined the Board to replace Barbara Duganier who is retiring at the end of her term at the next Annual Meeting.

Engagement with Engine Capital

As noted in our preliminary proxy statement, our Board and leadership team have held discussions with Engine Capital over the past several months. In addition to several meetings with Arnaud Ajdler to better understand his perspectives, members of our Board interviewed Engine Capital’s candidates to assess their qualifications for potential addition to the MRC Global Board. Following these interviews, the Board determined that these candidates do not bring any additional skills to the Board that it does not already possess.

Our Board and management team regularly and proactively review MRC Global’s business against our strategic priorities and other opportunities available to the Company. The MRC Global Board and management team are committed to serving in the best interests of all our shareholders and we will continue to take actions that are in the best interests of driving long-term value creation.

Shareholders are not required to take any action at this time. The Board will present its recommendations with respect to the election of directors in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the Annual Meeting. The 2024 Annual Meeting has not yet been announced.

J.P. Morgan Securities LLC is serving as financial advisor and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to MRC Global.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 214 locations including valve and engineering centers. The Company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at https://www.mrcglobal.com/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “target” and similar expressions are intended to identify forward-looking statements.

Statements about the Company’s business, including its strategy, its industry, the Company’s future profitability, achieving cost savings and cash flow, debt reduction, liquidity, growth in the Company’s various markets and the Company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond MRC Global’s control, including the factors described in the Company’s SEC filings that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in capital and other expenditure levels in the industries that the Company serves; U.S. and international general economic conditions; geopolitical events; decreases in oil and natural gas prices; unexpected supply shortages; loss of third-party transportation providers; cost increases by the Company’s suppliers and transportation providers;

increases in steel prices, which the Company may be unable to pass along to its customers which could significantly lower the Company’s profit; the Company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the Company sells, which could cause the value of its inventory to decline; decreases in steel prices, which could significantly lower the Company’s profit; a decline in demand for certain of the products the Company distributes if tariffs and duties on these products are imposed or lifted; holding more inventory than can be sold in a commercial time frame; significant substitution of renewables and low-carbon fuels for oil and gas, impacting demand for the Company’s products; risks related to adverse weather events or natural disasters; environmental, health and safety laws and regulations and the interpretation or implementation thereof; changes in the Company’s customer and product mix; the risk that manufacturers of the products that the Company distributes will sell a substantial amount of goods directly to end users in the industry sectors that the Company serves; failure to operate the Company’s business in an efficient or optimized manner; the Company’s ability to compete successfully with other companies; the Company’s lack of long-term contracts with many of its customers and the Company’s lack of contracts with customers that require minimum purchase volumes; inability to attract and retain employees or the potential loss of key personnel; adverse health events, such as a pandemic; interruption in the proper functioning of the Company’s information systems; the occurrence of cybersecurity incidents; risks related to the Company’s customers’ creditworthiness; the success of acquisition strategies; the potential adverse effects associated with integrating acquisitions and whether these acquisitions will yield their intended benefits; impairment of the Company’s goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the Company operates; the Company’s significant indebtedness; the dependence on the Company’s subsidiaries for cash to meet parent Company obligations; changes in the Company’s credit profile; potential inability to obtain necessary capital; the sufficiency of the Company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the Company; pending or future asbestos-related claims against the Company; exposure to U.S. and international laws and regulations, regulating corruption, limiting imports or exports or imposing economic sanctions; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to changing laws and regulations including trade policies and tariffs; and the potential share price volatility and costs incurred in response to any shareholder activism campaigns.

For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, https://www.mrcglobal.com/. MRC Global’s filings and other important information are also available on the Investors page of the Company’s website at https://www.mrcglobal.com/.

Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Additional Information and Where to Find It

MRC Global has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for MRC Global’s 2024 Annual Meeting of Shareholders. The proxy statement is in preliminary form and MRC Global intends to file and mail a definitive proxy statement to shareholders of MRC Global. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MRC GLOBAL AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MRC Global free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MRC Global are also available free of charge by accessing MRC Global’s website at https://www.mrcglobal.com/.

Participants

MRC Global, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by MRC Global. Information about MRC Global’s executive officers and directors and a description of their direct and indirect interests, by security holdings or otherwise, are included in the preliminary proxy statement and will be included in the definitive proxy statement and other relevant materials that may be filed with the SEC by MRC Global. Information regarding MRC Global’s directors and executive officers is available at “Security Ownership—Directors and Executive Officers,” “Proposal I: Election of Directors,” “Compensation Discussion and Analysis” and “Proposal II: Advisory Approval of Named Executive Officer Compensation” in its preliminary proxy statement for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2024. To the extent holdings by our directors and executive officers of MRC Global securities reported in the preliminary proxy statement for the 2024 Annual Meeting or in such Form 8-Ks have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contact:

Investors:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

Media:

Jim Golden / Dan Moore

Collected Strategies

MRC-CS@collectedstrategies.com